2007 FORM 20-F

Exhibit 4.1.12 – Enterprise Funding Agreement dated September 18, 2006, between Alcoa Inc., certain of its affiliates and Alumina Limited.

AMENDMENT AGREEMENT

Alcoa Inc

Alumina Limited

Alcoa Australian Holdings Pty Ltd

Alcoa of Australia Limited

Enterprise Partnership

Amendment Agreement

Table of Contents

1.	Interpretation	3

2.	Amendment of Funding Agreement	3

3.	Further Assurances	8

4.	Governing Law	8

5.	Counterparts	8

Amendment Agreement

Date	January 2008

Parties

1.	Alcoa Inc of Alcoa Corporate Center, 201 Isabella Street, Pittsburgh, Pennsylvania, United States of America;

2.	Alumina Limited (ABN 85 004 820 419) of Level 12, IBM Centre, 60 City Road, Southbank, Victoria, Australia (Alumina);

3.	Alcoa Australian Holdings Pty Ltd (ABN 33 096 987 370) of corner Davy and Marmion Streets, Booragoon, Western Australia, Australia (AAH);

4.	Alcoa of Australia Limited (ABN 93 004 879 298) of corner Davy and Marmion Streets, Booragoon, Western Australia, Australia; and

5.	Enterprise Partnership between AAH and Alumina constituted by the Partnership Agreement dated 18 September 2006.

Recitals

A	The parties are parties to an Enterprise Funding Agreement dated 18 September 2006, as amended and restated (Funding Agreement).

B	The parties have agreed to amend the Funding Agreement in accordance with the terms of this agreement.

It is agreed as follows.

1.	Interpretation

The provisions of clause 1.2 of the Funding Agreement form part of this agreement as if set out in full in this agreement.

2.	Amendment of Funding Agreement

The Funding Agreement is amended in the following respects:

(a)	Clause 1.1 is amended as follows:

(i)	By inserting the following definitions:

(A)	“Dividend Period means a Quarter or, if Alcoa and Alumina agree from time to time in respect of a Dividend, a Month.”

Amendment Agreement

(B)	“Month means a calendar month (or such lesser period ending on the date of termination of this document in accordance with its terms).”

(C)	“Relevant Dividend means a Dividend paid or required to be paid by AofA in accordance with clauses 3.1(b), 3.3 and 3.4, or that is deemed to be a Relevant Dividend under clause 3.8(a) for the purposes of clause 3.4.”

(ii)	By deleting “Quarterly Dividends” from the definition of Excess Dividends and substituting the words “Relevant Dividends”.

(iii)	By inserting in the definition of Funding Period at the end the words “, or, if Alcoa and Alumina agree from time to time in respect of a Call, each Month as agreed by them”.

(iv)	By inserting in the definition of Initial AofA Funding Period at the end the words “, or such other period from the Commencement Date as Alcoa and Alumina may agree”.

(v)	By deleting the definition of Quarterly Dividend.

(b)	Clause 3.1(b) is amended by deleting “Quarterly Dividend” and substituting “Relevant Dividend”.

(c)	Clause 3.2(a)(iii)(c) is amended by deleting the provisions of that Clause appearing after subparagraph (B) thereof and substituting the following:

exceeding, as applicable, subparagraph (C) or (D) of this Clause 3.2(a)(iii)(c):

(C)	for Financial Years ending on or before 31 December 2008, unless otherwise agreed by Alumina and AAH, 100% of the sum of (1) the Interim Net Income of AofA for the period from 1 January 2006 to the end of the Financial Year immediately preceding the Current Financial Year plus (2) the projected Interim Net Income of AofA for the Current Financial Year as reasonably and in good faith estimated by AofA; or

(D)	for Financial Years ending after 31 December 2008, 85% of the sum of (1) the Interim Net Income of AofA for the period from 1 January 2009 to the end of the Financial Year immediately preceding the Current Financial Year plus (2) the projected Interim Net Income of AofA for the Current Financial Year as reasonably and in good faith estimated by AofA; or

Amendment Agreement

(d)	Clause 3.3 is amended by deleting the table and substituting the following table:

Timing of Declaration and Payment	Total Dividend Amount of Dividends
Within 180 days after the end of the preceding Financial Year	Amount equal to the Minimum Dividend Amount for the given Financial Year

Where the Dividend Period for the Dividend is a Quarter:

Declaration: By the 20th day of the first month of each Quarter of the Financial Year

Payment: On or before the last Business Day of the first month of each Quarter of the Financial Year

Where the Dividend Period for the Dividend is a Month:

Declaration and Payment: On or before the last Business Day of the Month

Amount of the Relevant Dividend in relation to the relevant Dividend Period

Amendment Agreement

(e)	Clause 3.4 is deleted and the following is substituted:

3.4	Relevant Dividends

(a)	No later than:

(i)	if the relevant Funding Period is a Month, the 10th day of that Month; and

(ii)	otherwise, the 20th day of the first month of each Quarter,

Alcoa and Alumina will inform each other and AofA of the receipt and details of all Valid Calls received by them which relate to the Funding Period commencing during that Month or Quarter (as applicable).

(b)	Subject to clause 3.2, the Dividend that is the Relevant Dividend for a Quarter or Month (as applicable) will be equal to the lowest of the following amounts:

(i)	(a) (A)	for Financial Years ending on or before 31 December 2008, 70% of the sum of Interim Net Income for the most recently completed Quarter or Month (as applicable) plus Interim Net Income of all prior Quarters or Months (as applicable), if any, beginning 1 January 2006; and

	(B)	for Financial Years ending after 31 December 2008, 55% of the sum of Interim Net Income for the most recently completed Quarter or Month (as applicable) plus Interim Net Income of all prior Quarters or Months (as applicable), if any, beginning 1 January 2009;

less

	(b) (A)	in the case of subparagraph (b)(i)(a)(A), the Total Dividend Amount of the Excess Dividends paid during the period beginning 1 January 2006 to the end of the most recently completed Quarter or Month (as applicable); and

	(B)	in the case of subparagraph (b)(i)(a)(B), the Total Dividend Amount of the Excess Dividends paid during the period beginning 1 January 2009 to the end of the most recently completed Quarter or Month (as applicable).

(ii)	the aggregate amount of all Valid Calls made which relate to the Funding Period commencing during that Quarter or Month (as applicable) plus the aggregate amount of all previous Valid Calls made since the Commencement Date, less the Total Dividend Amount of the Excess Dividends paid with respect to all prior Quarters or Months (as applicable) during the term of this document; and

(iii)	the amount of Available Cash on the date of declaration by AofA of the Relevant Dividend.

Amendment Agreement

(f)	Clause 3.7(b) is deleted and the following is substituted:

(b)	(i)	if the relevant Dividend Period is a Month, by the last Business Day of the Month; and

	(ii)	otherwise, on the 20th day of the first month of each Quarter,

details of the calculation of the amount of the relevant Dividend (if any), including (as relevant) details of the calculation of the aggregate amount of Valid Calls, Available Cash and Interim Net Income.

Amendment Agreement

(g)	Clauses 3.8(a)(i) and 3.8(a)(iv) are amended by deleting “Quarterly Dividends” in each case where those words appear and substituting the words “Relevant Dividends”.

(h)	Clause 3.8(a)(iii) is amended by inserting after “1 December 2006” the words “or such other Business Day or Business Days as Alcoa and Alumina may agree”.

(i)	Clause 4.2(a) is deleted and the following is substituted:

(a)	be delivered to Alcoa and Alumina not later than:

(i)	if the Funding Period to which it relates is a Month, the 10th day of the Month; and

(ii)	otherwise, the first Business Day of the month before commencement of the Funding Period to which it relates;

(j)	Clause 4.3(b) is amended by inserting after “11 December 2006” the words “or such other Business Day or Business Days as Alcoa and Alumina may agree”.

(k)	Clause 4.4(b)(2) is amended by inserting after “1 December 2006” the words “or such other Business Day or Business Days as Alcoa and Alumina may agree”.

(l)	Clause 4.11(b) is amended by inserting after “30 November 2006” the words “or such other Business Day or Business Days as Alcoa and Alumina may agree”.

(m)	The term “Margin” in Schedule 1 is amended by deleting from the first sentence thereof the phrase “0.4% per annum (where the Borrower is AofA) and otherwise” and capitalising the following word “An”.

3.	Further Assurances

Each party must do anything (including executing agreements and documents) necessary or desirable to give full effect to this agreement and the transactions contemplated by it.

4.	Governing Law

This agreement is governed by the laws of Victoria, Australia.

5.	Counterparts

This agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Amendment Agreement

Executed as an agreement.

Signed for Alcoa Inc by its authorised representative in the presence of:

Authorised Representative Signature

Witness Signature	Print Name
Print Name	Position

Executed in accordance with section 127 of the Corporations Act 2001 by Alumina Limited:

Director Signature	Director/Secretary Signature
Print Name	Print Name

Executed in accordance with section 127 of the Corporations Act 2001 by Alcoa Australian Holdings Pty Ltd:

Director Signature	Director/Secretary Signature
Print Name	Print Name

Executed in accordance with section 127 of the Corporations Act 2001 by Alcoa of Australia Limited:

Director Signature	Director/Secretary Signature
Print Name	Print Name

Amendment Agreement

Signed for the Enterprise Partnership by its partners:

Alcoa Australian Holdings Pty Ltd:

Director Signature	Director/Secretary Signature
Print Full Name	Print Full Name

Alumina Limited:

Director Signature	Director/Secretary Signature
Print Full Name	Print Full Name